Licence No. 99/001
                       Dated the 10th day of August, 1999


                              GOVERNMENT OF JAMAICA
                                       TO
                              ADMIRALTY CORPORATION



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                              GOVERNMENT OF JAMAICA
                                     LICENCE
                                                                      No. 99/001

Interpretation

1. In this Licence the following expressions shall have the following meanings unless the context otherwise requires

     `JDF Observer'          means a representative of The Jamaican Defence
                             Force required to be present at all times during the Operation.

     `JNHT Observer'         means a representative of The Jamaican National
                             Heritage Trust required to be present at all times during the Operation.

     `NRCA Observer'         means a representative of the Natural Resources
                             Conservation Authority required to be present at all times during the Operation.

     `Operation'             means the field work, survey, excavation, research
                             and gatherings of data and activities of whatever nature carried out in connection with, and the search for, recovery, recording, conservation, analysis of, interpretation, movement, storage and /or disposal of any Underwater Cultural Heritage within the Prescribed Area.

     `Staging Point' means any pier, berth, jetty or anchorage within Kingston Harbour or any other place as shall from time to time be designated in writing by the Jamaican Defence Force.

     `Prescribed Area'       means that area of the Pedro Banks bounded by the
                             coordinated set out at Schedule 1 hereto

     `Underwater
     Cultural Heritage'      means historic shipwrecks, artifacts, settlements
                             and /or historical or archaeological objects of whatever nature found in the waters superjacent to the seabed, in the seabed or in its subsoil or in the Prescribed Area whatsoever found.


Grant
2. The Government of Jamaica (hereinafter referred to as `the Licensor') hereby grants to Admiralty Corporation a company duly incorporated under the laws of the State of Georgia in the United States of America and having its registered office at 3399 Peachtree Road, NE, The Lenox Building, Suite 810, Atlanta, GA 30326, United States


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        of America (hereinafter call `the Licensee') upon the terms and conditions herein contained the right and license to carry out the Operation.

Term
3. This Licence shall commence on the Eleventh day of August in the year One Thousand Nine Hundred and Ninety-nine, and shall continue in force for a period of Three years (3) expiring on the Tenth day of August in the year Two Thousand and Two.

4.      This Licence is granted upon the following terms and conditions:

Acknowledgement of Crown's rights

4.1     The Licensee acknowledges:

4.1.1 the exclusive rights, sovereignty rights and jurisdiction of the Crown in respect of the Operation;

4.1.2 The sovereign rights of the Crown in respect of Underwater Cultural Heritage in the Prescribed Area or not identified, found or recovered during the Course of the Operation.

Commencement and conduct of the Operation

4.2     The Licensee shall:

4.2.1 comply with all statutes, byelaws, regulations and requirements of any government or other competent authority relating to and apply for any governmental, fiscal or other consents necessary for the conduct of the Operations and execute such other agreements as the Licensor in respect of the Operation and execute such other agreements as the Licensor may require;

4.2.2 upon the granting of this Licence and prior to the commencement of the Operation enter into an Agreement in the form required by the Licensor in respect of the Operation and execute such other agreements as the Licensor may require;

4.2.3 prior to the commencement of the Operation employ technical staff and such other persons as are specified at Schedule 3 hereto such persons to be first approved by the Jamaican National Heritage Trust;

4.2.4 commence the Operation within One Hundred and Eighty-six (186) days from the date of the granting of this Licence;

4.2.5 procure that all voyages by seagoing vessels and /or aircraft into the Prescribed Area shall commence and terminate at the Staging Point;

4.2.6 conduct and procure the conduct of the Operation strictly in accordance with proper

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        archaeological methods and practice and using such equipment and in particular the device known as Acousto-electrical Transceiver for Localized Induction Sensing and also known as ATLIS with the capacity and capability and the manner warranted and represented by the Licensee as set out at Schedule 2 hereto;

4.2.7   conduct the Operation strictly in accordance with the requirements of :

4.2.7.1   The Jamaican National Heritage Trust as set out at Schedule 3 hereto;

4.2.7.2 The Natural Resources Conservation Authority as set out at Schedule 4 hereto;

4.2.7.3   The Ministry of Agriculture (Fisheries Division) as set out at
          Schedule 5 hereto;

4.2.7.4 The Security and Emergency Plans mentioned and referred to at subclause hereof;

4.2.8 comply with the requirements of the JNHT Observer in pursuance of the protection and conservation for the Underwater Cultural Heritage;

4.2.9 comply with the requirements of the NRCA Observer in pursuance of the protection and conservation of the marine environment;

4.2.10 comply with the requirements of the JDF Observer in pursuance of the orderly and secure conduct of the Operation;

4.2.11 prior to the commencement of the Operation develop in consultation with the Jamaican Defence Force and the Natural Resources Conservation Authority a Security Plan and an Emergency Plan for the protection of persons, property and/or the environment affected by or involved in the Operations;

4.2.12 provide at its own expense accommodation and food to the JNHT, JDF and NRCA Observers while at sea.

Records and data

4.3 The Licensee shall keep and provide to the Licensor such records and data as are set out at Schedule 3 hereto in the manner and at the times set out therein.

Preservation and conservation bond

4.4 The Licensee shall post a preservation and conservation bond with the Licensor prior to the commencement of excavation such bond to be held against the proper conduct of the relevant excavation recovery and conservation activity and the amount of such bond to be determined by the Licensor prior to such excavation.


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

    Restrictions on Licensee

4.5 The Licensee, its officers, directors, employees, agents or independent contractors shall not:

4.5.1 at any time engage or employ in connection with the Operation any technical staff and/or other persons as are required by the provisions of subclause 4.2.3 unless such technical staff and/or other persons have been approved by the Jamaican National Heritage Trust;

4.5.2 commence the Operation without first advising by notice in writing in the form set out at Schedule 6 hereto such Sailing Notice and Voyage Plan to be delivered no less than Twenty-eight days (28) prior to first setting out for the Prescribed Area;

4.5.3 set out from the Staging Point for the Prescribed Area to commence any part of the Operation without fist advising by notice in writing in the form set out at Schedule 6 hereto such Sailing Notice and Voyage Plan to be delivered no less than Forty-eight (48) hours prior to setting out;

4.5.4 set out from the Staging Point for the Prescribed Area to commence any part of the Operation in the event that at the date and time for departure specified in the Sailing Notice and Voyage Plan the Observers are not present and ready for embarkation, without first advising by notice in writing of its intention so to do at he end of Twenty- four
        (24) hours from the time of delivery of such notice;

4.5.5 set out for the Prescribed Area for any purpose whether directly or indirectly related to the Operation from any place other than from the Staging Point;

4.5.6 commence any part of the Operation in the absence of the Observers, such persons as are set out at Schedule 3 hereto and in the Security Plan and Emergency Plan mentioned and referred to at subclause 4.2.11 hereof.

Fees and payment

4.6     The Licensee shall pay fees of

4.6.1 TWO HUNDRED DOLLARS in the currency of the United States of America (US$200.00) upon application for this Licence. 4.6.2 ONE THOUSAND DOLLARS in the currency of the United States of America (US$1000.00) upon the grant of this Licence.

Licence not transferable

5 This Licence is personal to the Licensee and may not be transferred, assigned or sold.


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

Reservation of Rights

6 All rights and licences not specifically and expressly granted to and conferred upon the Licensee by this Licence are for all purposes reserved to the Licensor.

Termination

7 The Licensor may revoke this Licence forthwith by giving notice in writing to the Licensee in any of the following events:

7.1 if the Licensee shall breach any of the terms and/or conditions of this Licence;

7.2 if the Licensee shall at any time fail to pay any amounts due and payable to the Licensor hereunder within Ten (10) days of notice in writing requesting such payment;

7.3 if the licensee shall fail to comply with the requirements of the JNHT, NRCA, and/or JDF Observers made in pursuance of the protection and conservation of the Underwater Cultural Heritage the marine environment and/or of the orderly and secure conduct of the Operation;

7.4 if the Licensee shall purport to effect an assignment of any right of licence herein granted.

7.5 If the Licensee or any officer, director or employee of the Licensee gives to the Licensor any false or misleading information or makes any misrepresentation in connection with obtaining this Licence or at any time during the continuance of this Licence in connection with the Operation;

7.6 If any material change shall occur in the management, ownership or control of the Licensee

7.7 If the Chairman and/or Managing Director of the Licensee and/or the officer of the Licensee who shall be in charge of the project shall be convicted of any criminal offices or is in the opinion of the Licensor guilty of gross moral turpitude;

7.8 If the Licensee does any act or takes any action to contest the validity of the Government of Jamaica's ownership of any Underwater Cultural Heritage.

7.9 If in the opinion of the Government of Jamaica such revocation is in the interest of public order, public welfare and/or public safety.



8 This Licence shall automatically terminate without notice being given to the Licensee in any of the following events:

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8.1     if the Licensee shall become insolvent by reason of its inability to pay its debts as they fall due or shall enter into liquidation whether voluntarily or compulsorily other than for the purposes of a reconstruction or amalgamation or shall make arrangement or composition with its creditors or shall have a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of a debt;

Consequence of termination

9 Upon the revocation, termination or expiration of this Licence for whatever reason the Licensee shall:

9.1 immediately cease the Operation and refrain thereafter from holding itself out in any way as a Licensee of the Licensor and from any action which would or may indicate any relationship between itself and the Licensor;

9.2 immediately deliver to the Licensor all data, material and records which are due to the Licensor by virtue of this Licence or any Agreement;

9.3 immediately pay to the Licensor the full amount of monies then or thereafter due;

9.4 immediately do all acts and things and execute all such documents as the Licensor shall require or as shall be required by any statutes, by-laws, regulations and requirements of any government or other competent authority;

    provided that in the case of expiration of this Licence

9.5 if the Licensor shall give written notice of its inability to complete such excavation recovery and/or conservation prior to the expiration of this Licence setting out the time estimated for completion and requesting permission to complete within the time so specified then the Licensee may at the discretion of the Licensor be permitted to complete excavation recovery and/or conservation connected with any site within the Prescribed Area at which excavation recovery and /or conservation has commenced prior to such expiration;

9.6 the Licensee shall complete such excavation recovery and/or conservation subject to the terms and conditions of this Licence and such other terms and conditions as the Licensor may impose.

No Partnership or agency

10 The Licensee, its officers, directors or employees, agents or and/or independent contractors shall not pledge the credit of the Licensor nor represent themselves as being an agent, partner, employee or representative of the Licensor and shall not hold themselves out as such nor as having any power or authority to incur any obligation of any nature express or implied on behalf of the Licensor. Insurance

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11      The Licensee shall at its own expense obtain and maintain with an insurance company acceptable to the Licensor such comprehensive marine environment insurance and such other comprehensive insurance covering all usual public and private risks associated with the conduct of the Operation which insurance shall cover and indemnify the Licensor and the Licensee for and against any and all claims by third parties arising from or in connection with the conduct of the Operation.

Indemnify

12 The Licensee shall fully and effectively indemnify the Licensor on demand for and against all proceedings, costs, claims damages and expenses of whatsoever nature howsoever suffered or incurred by the Licensor arising out of or by reason of:

12.1 any act or omission of the Licensee in conducting or permitting others to conduct the Operation;

12.2 any act or omission of any of its officers, directors or employees, agents or independent contractors in conducting the Operation;


12.3    any breach or non-compliance with any of the terms of this Licence;

12.4 any failure to enforce the terms and conditions of this Licence with any of its officers, directors or employees, agents or independent contractors;

12.5 the Licensee shall provide a performance bond in the sum of FIVE HUNDRED THOUSAND DOLLARS in the currency of the United States of America (US$500,000.00) from a financial institution acceptable to the Licensor for the purpose of securing the indemnity obligations of the Licensee.

Waiver

13 No failure of the Licensor to exercise any power given to it hereunder or to insist upon strict compliance by the Licensee with any obligation or condition hereof and no custom or practice of the parties at variance with the terms and conditions of this Licence shall constitute a waiver of any of the Licensor's rights hereunder


14 No waiver by the Licensor of any particular default by the Licensee shall affect or impair the Licensor's rights in respect of any subsequent default of any kind by the Licensee nor shall any delay or omission of the Licensor to exercise any rights in respect of the said default affect or impair the Licensor's rights in respect of the said default or any other default of the Licensee hereunder. Subsequent acceptance by the Licensor or any payments by the Licensee shall not

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

        be deemed a waiver of any preceding breach by the Licensee of any of the terms and conditions of this Licence.

No restriction of rights

15 Nothing in this Licence shall in any way be construed as restricting the rights of the Government of Jamaica under the United Nations Convention on the Law of the Sea.


Notices

16 Any notice required to be given hereunder shall be in writing and in the case of the Licensor be delivered to the Permanent Secretary in the Ministry of Education and Culture, 2 National Heroes Circle, Kingston with copies thereof delivered to the Executive Director of the Jamaica National Heritage Trust, 79 Duke Street, Kingston and to the Executive Director of the National Resources Conservation Authority, 10 Caledonia Avenue, Kingston 5 and in the case of the Licensee be delivered to it at such address in Jamaica as it shall notify the Government of Jamaica in writing within Forty-two (42) days of the granting hereof or to such other address in Jamaica as that party may have previously notified to the party giving notice as its address for such service.


16.1 All notices documents communications and any other data to be provided under this Licence shall be in the English language unless otherwise agreed.

Disputes

17 Any dispute which may arise from or in consequence of any requirement of the JDF, JNHT and /or NRCA Observers shall, unless settled by mutual agreement of the parties, be referred to the Minister of Government having responsibility for the relevant body.

Headings

18 The headings in this Licence are for reference purposes only and do not form part of this Licence and shall not be deemed to affect the meaning of any of the terms, conditions or provisions hereof.

GRANTED BY THE GOVERNMENT OF JAMAICA ON THE TENTH DAY OF AUGUST IN THE YEAR ONE THOUSAND NINE HUNDRED AND NINETY-NINE

                                       _________________________________________
                                       GOVERNEMENT OF JAMAICA BY
                                       THE HONOURABLE BURCHELL WHITEMAN
                                       MINISTER OF EDUCATION AND CULTURE


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                                   SCHEUDLE 1

                                 Prescribed Area


That area of the Pedro Banks bounded by the following Coordinates:

        North                               West

        DEGREES     MINUTES               DEGREES       MINUTES

1       17            18                    78            23.5

2       17            08                    78            00

3       17            12                    77            48

4       17            20                    77            20

5       17            07                    77            18

6       16            48                    77            42

7       16            41.5                  78            22.5













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                                   SCHEDULE 2


                            Equipment and Technology

1.   Vessels:
     a. "Mother" vessel - 70 to 100 foot with capacity for accommodating 10 persons or more and adequate provisions
     b.   one or more 16 to 30 foot survey boats;
     c.   deep water survey vessel - 90 to 120 foot;
     d.   one or more recovery vessels - 90 to 120 feet;
     e.   small craft and dinghies for logistical purposes.


2.   Underwater vehicles for off-bank operations:
     a.   mini-submarines - "wet" and dry;
     b. remote operated survey, sensing, photography, video and observation vehicles;
     c. autonomous operated survey, sensing photography, video and observation vehicles.


3.   Navigational, position fixing and plotting equipment:
     a. Differential Global Positioning System (remote station or remote services) for each operational vessel capable of allowing return to marked positions with accuracy of within 1 to 2 meters;
     b. Computer hardware and software linkage with capacity to provide real-time and near real-time data fusion, overlay and data storage, linked to or controlling auto-pilot surveying.


4.   Remote sensing equipment and techniques:
     a.   magnetometer - towed single or multiple array and diver deployed;
     b.   sidescan sonar - towed;
     c.   sub-bottom profiler - acoustic and/or electronic hybrid, towed;
     d.   standard metal detector - diver deployed and towed;
     e.   multi-beam sonar - towed;
     f.   satellite and aerial imaging;
     g. Accousto-Electrical transceiver for Localized Induction Sensing (ATLIS) - diver deployed and towed with capacity to
     i. Detect and differentiate between ferrous and non-ferrous metals and discriminate between various ferrous metals located down to a depth of 50 feet below the seabed; and
     ii.   Indicate distance and direction of identified objects;
h. Specialized sub-bottom profiler capable of enhanced accousto-electromagnetic imaging of 1 foot objects located down to a depth of 50 feet or more below the seabed.
i. Combined magnetometer, sidescan and sub-bottom profiler suite of instruments with data fusion software for enhancing information derived from the individual devices


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5.   Site Mapping and recording
     a. equipment and work space necessary to ensure accurate stratigraphy and recording of relevant locations of recovered artifact as required;
     b. computerized equipment for on-board storage and retrieval of electronic chart overlay to interface with equipment at 3.b. above;
     c. still and video cameral equipment and supplies for recording stratigraphic levels and artifacts and markings in situ and documentation of significant events and procedures.


6.   Excavation equipment:
     a.   pneumatic hammers;
     b.   electric saws;
     c.   water picks;
     d. technology required for in situ position fixing of artifacts and stratification studies;
     e.   ping pong paddles


7.   Stabilization equipment and materials
     a. all necessary equipment and materials for preservation of sites and artifacts in situ during survey;
     b. adequate enclosure on deck for handling and temporary storage of artifacts;
     c. all necessary stabilizing chemicals and specialized equipment;
     d. lifting equipment (including airbags, slings, and deck hoist) and on-deck cradling for large and/or heavy artifacts.


8.   Conservation equipment and materials
     a. equipment and materials as needed for proper conservation of recovered artifacts;
     b. equipment and materials as needed for proper storage of recovered artifacts.


9.   Artifact identification and description, cataloguing and data recording:
     a. computer hardware and software with capacity to record, store and retrieve information pertinent to all artifacts including but not limited to images, characteristics and location on site.


10.  Diving and diving-related equipment for area surveys:
     a.   diving gear;
     b.   tanks;
     c.   small capacity air compressors;
     d.   double hose hookah rigs;
     e.   diver-towing scooters;
     f.   ship to diver and diver to diver communication system.


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

11. Diving and diving related equipment for site surveys and excavation:
     a.   gear;
     b.   scuba tanks;
     c.   large capacity air compressors;
     d.   double hose hookah rigs;
     e.   diver-towing scooters;
     f.   ship to diver and diver to diver communication system.





































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                                   SCHEDULE 3

               Requirements of the Jamaica National Heritage Trust

Technical Staff

1.   Director of Archaeology who shall be:
     a. a qualified archaeologist with a minimum of Five (5) years professional experience working in a marine environment, a post graduate degree in Maritime History, Marine Archaeology or Historical Archaeology; and
     b. a member of the Society of Professional Archaeologists and/or the World Archaeological Congress or such like organization as may be approved in writing by the Jamaica National Heritage Trust (hereinafter referred to as the "JNHT")
2.   Conservator who shall be:
     a. a qualified conservator with post graduate training in conservation or, in the alternative, a minimum of Five
         (5) years experience in the conservation of artifacts recovered from marine environments; and
     b. a member of the American Institute for the Conservation of Historic and Artistic Works (AIC) or such like organization as may be approved in writing by the JNHT.
3.   All other personnel shall be:
     a. trained in the field related to their specific assignments with a minimum of Two (2) years full time professional experience in the relevant discipline.


Research Design

4. The Licensee shall within Ninety-three (93) days of the grant of this Licence provide a research design for the written approval of the JNHT such research design to include but not limited to:
     a.  an outline of specific goals and activities of the Operation;
     b.  background archival research;
     c.  manner of carrying out filed work, surveys and excavations;
     d.  manner of recovering data;
     e. manner of recording, conserving, analyzing and interpreting artifacts
     f. details of temporary conservation facilities and conservation procedures on site;
     g. mode of packaging and transporting artifacts in accordance with international standards;
     h. budgetary allocations;

    to which request for such approval the JNHT shall respond within Thirty-one (31) days of receiving same.


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

On site storage facilities

5. The Licensee shall provide on site such storage facilities for artifacts that may have been approved in the research design prior to any recovery phase of the Operation.

Records

6. The Licensee shall prior to removal record by numbering, photographing and sketching all items and features encountered giving precise position and orientation with datum and grid references.
7. The Licensee shall maintain a field journal containing clear, comprehensive and systematic descriptions of all field operations and observations.
8.   The Licensee shall:
     a. produce site maps accurately recording locations of all excavations using both horizontal and vertical measurements;
     b. draw and photograph soil profile, features and plan views of excavation units. Restrictions

9. The Licensee shall not remove encrustations or layers covering items in the field unless such removal is carried out using proper laboratory facilities.
10.  The Licensee shall not carry into the Prescribed Area:
     a.   explosives;
     b.   prop-wash equipment.
11.  The Licensee shall not use in the Operation:
     a.   air-lifts;
     b.   water dredges;
     c.   pressurized air other than for breathing

     except with the written approval of the JNHT

Inspection

12. The Licensee shall allow the JNHT to inspect work in progress, storage of artifacts, inventory of items and conservation facilities at any time without prior notice.

Site restoration

13. The Licensee shall upon completion of the Operation on any site, restore same as nearly as possible to its original condition.

Conservation

14. The Licensee shall carry out complete conservation or artifacts at the Jamaica National Heritage Trust Conservation Laboratory in collaboration with a JNHT Conservator.


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

Reports

15.  The Licensee shall provide to the JNHT within Seven
     (7) days of each period of Ninety (90) days during the continuance of this Licence, reports including but not limited to:
     a. a detailed description of the work carried out during the period;
     b. an inventory of artifacts recovered, conserved and/or analyzed during the period;
     c.  all analysis carried out during such period;
     d.  a record of features observed during the period;
     e.  all data recovered during the period;
     f. a description of the work proposed to be carried out during the ensuing period not exceeding Ninety (90) days.

16. Shall provide to the JNHT within Seven (7) days of the termination or other determination of this Licence a final report including but not limited to:
     a. a detailed description of the work carried out during the period immediately preceding such termination or other determination;
     b. an inventory of artifacts recovered, conserved and/or analyzed during such period;
     c.  all analysis carried out during such period;
     d.  a record of features observed during such period;
     e.  all date recovered during such period.






















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                             SCHEDULE 4

      Requirements of Natural Resources Conservation Authority

1. The Licensee shall permit any member or officer of the Natural Resources Conservation Authority (hereinafter called the "NRCA") authorized in writing in that behalf to make periodical inspections of and investigations concerning the Prescribed Area
2. The Licensee shall submit to the NRCA, Two (2) months prior to the commencement of any mobilization or recovery activities, a detailed description of the manner in which search activities shall be conducted in the Prescribed
     Area.
3. The Licensee shall submit to the NRCA, Two (2) months prior to the commencement of any mobilization or recovery activities, a detailed description of the manner in which any materials shall be recovered from the floor of the sea.
4.   The Licensee shall submit to the NRCA:
       a. Two (2) months prior to the commencement of any mobilization or recovery activities, a detailed description of the steps it shall take in order to ensure that its activities in the Prescribed Area will support and maintain any valuable or sensitive naturally occurring benthic features (i.e. coral reefs and sea grass beds) that may be in and/or in close proximity to sites deemed to be important to the Licensee. This shall include measures to minimize direct physical damage to, or sedimentation of such benthic features.
       b. The Licensee shall submit to the NRCA, at the end of each recovery activity on any site within the Prescribed Area, a detailed report of the steps it has taken in the course of its activities in the Prescribed Area to support and maintain any valuable or sensitive naturally occurring benthic features (i.e. coral reefs and sea grass beds) that may be in and/or close proximity to sites deemed to be important to the Licensee.
5. The Licensee shall not undertake any activity within the Prescribed Area which is not in accordance with the detailed descriptions required by sections 2, 3 and 4.a of this Schedule except with the NCRA's prior approval in writing.
6. The Licensee shall not blast or remove any hard rock or coral rock or procure any removal thereof without the NCRA's prior approval in writing.
7. Where any mitigatory measure indicated by the Licensee will not be effective or becomes impractical as a result of abnormal weather or sea conditions, the Licensee shall suspend its activities until the weather conditions and ocean parameters return to normality.




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

8. The Licensee shall not discharge any oil, oily waste, chemicals, sewage, trade effluent, solid waste, or any poisonous, noxious or polluting matter from a craft or equipment associated with its activities.
9. The Licensee shall ensure that the positioning and mooring and maneuvering of vessels and equipment associated with its activities shall not cause damage to coral reef strictures.
10. The Licensee shall notify users of the waterway, the NRCA and the Port Authority of Jamaica of the schedule of its activities within the Prescribed Area and shall, as much as it is practicable, prevent obstruction to the normal waterway traffic.
11. The Licensee shall employ standard navigational aids for warning users of the waterway of its activities.
12. The Licensee shall notify the NRCA and the Port Authority of Jamaica by facsimile of the commencement of any dredging activities within the Prescribed Area.
13. All equipment and material shall be removed from the Prescribed Area at the end of the Operation.

                                   SCHEDULE 5

       Requirements of the Ministry of Agriculture (Fisheries Division)


1.   The Licensee shall conduct the Operation only in daylight hours
2. The Licensee shall take all measures necessary to avoid disturbing and/or destroying fish traps, marker buoys and ropes.
3. The Licensee shall take all measures necessary to avoid disturbing or impeding fishing activities in any way.
4. The Licensee shall provide a report in writing detailing the time, location by latitude and longitude, circumstances and nature of:
     a. any disturbance and/or destruction of fish traps, marker buoys and ropes;
     b.   any disturbance or impeding of fishing activities;
     c.   any conflict occurring with fishers and/or fishing boats;

     to be verified by the JDF, JNHT and/or NRCA Observer signing such report.

5. The Licensee shall pay compensation for losses verified or otherwise reported by the JDF, JNHT and/or NRCA Observer resulting from the Licensee's activities in connection with the Operation, such payment to include compensation for loss of earnings.

                                   SCHEDULE 6

                         SAILING NOTICE and VOYAGE PLAN


Name of Vessel:

Call sign:

Length:

Beam:

Draft:

Name of Captain:

Names of Crew:

Names of Technical Staff:

Names of other Personnel:

Names of Observers:

Port of Departure:

Date/Time of Departure:

Port of Entry:

Estimated Date/Time of Arrival:

Radio Frequency and Call times:

ADDENDUM TO:







                               LICENCE No. 99/001
                       Dated the 10th day of August, 1999

                              GOVERNMENT OF JAMAICA
                                       TO
                              ADMIRALTY CORPORATION

                                       and

                                LICENCE No. L925
                        Dated this 25th day of June 1999

                                 SPECIAL LICENCE
                                BEACH CONTROL ACT
                    LICENCE FOR THE USE OF THE FORESHORE AND
                              THE FLOOR OF THE SEA
                       (UNDER SECTION 11 OF THE ABOVE ACT)














                      DATED THIS 15th DAY OF NOVEMBER 2005

EFFECTIVE DATES

1 The renewal of Licence No.99/001 and Licence No. L925 and of this ADDENDUM shall commence upon their ratification by the proper Jamaican governmental body and shall continue for a period of Three years. After the Three year period, the Licences and ADDENDUM shall be in evergreen and shall automatically renew for One year periods annually unless either party shall notify the other in writing a minimum of Ninety days before the current expiration date of their intention to not renew the Licences or ADDENDUM or of their desire to renegotiate the terms of the Licences or ADDENDUM.


POSTING OF BONDS

2 Any requirements for the posting of bonds by Admiralty Corporation are waived.


APPROVAL OF PERSONNEL

3

3.1 Admiralty Corporation shall be allowed to select and hire its personnel without securing the approval of JNHT.

3.2 Admiralty Corporation shall give preference to the hiring of Jamaican citizens in so far as is reasonable for all positions including crew members, divers and shore personnel in Jamaica.

3.3 JNHT shall have the freedom to relax the requirements for any position at their sole discretion.


TIMING

4

4.1 JNHT and NRCA shall have the freedom to reduce notice periods on a case by case basis at their sole option.

4.2 The person representing the Ministry of Agriculture or if none is on board the ship, the person representing JNHT shall have the authority to allow operations at night if they agree that the circumstances are such that it is safe and proper to operate at night. Such approval shall be on a case by case basis and the granting of such approval shall not be construed as approval for future operations at night.


PROP WASH EQUIPMENT

5 Prop wash equipment can be carried into the Prescribed Area but cannot be used except with the written approval of the JNHT. The JNHT representative on the ship can provide such approval if they that circumstances so merit.

GROUND TRUTHING

6 Ground truthing for purposes of ship identification shall not be considered as recovery. It is recognized that such ground truthing shall involve some recovery of artifacts. Any artifacts recovered during ground truthing operations conducted before full scale recovery has begun shall be turned over to JNHT personnel within 5 days of the ship returning to port if JNHT personnel shall so request in writing to Admiralty Corporation personnel. After full scale recovery has first commenced, this provision shall be moot.








     Signed this _____ day of November, 2005




     ______________________________          ___________________________________
     G. Howard Collingwood                   CHAIRMAN
     CEO
     Admiralty Corporation

                                             ___________________________________
                                             SECRETARY

                                 SPECIAL LICENCE
                                BEACH CONTROL ACT
                    LICENCE FOR THE USE OF THE FORESHORE AND
                              THE FLOOR OF THE SEA
                       (UNDER SECTION 11 OF THE ABOVE ACT)


THE ADMIRALTY CORPORATION, MARINE SALVORS of ATLANTA in the State of GEORGIA, UNITED STATES OF AMERICA IS HEREBY GRANTED in accordance with and subject to the provisions of the Beach Control Act 1956 and the Regulations made thereunder A LICENCE to salvage sunken ships in Jamaica's Territorial and Archipalegic waters in an area of the floor of the sea situated at PEDRO BANKS described in the First Schedule hereto for the following purposes:

TO SEARCH AND RECOVER ARTIFACTS FROM HISTORICAL SHIPWRECKS
This Licence which is not transferable is granted for a period of three years and is subject to the conditions set out in the Second Schedule hereto and shall expire on the 31st March in the Year 2002.

Dated this 25th day of June 1999.

LICENCE NO.: L925
                                                   _____________________________
                                                   MILTON WEISE
                                                   CHAIRMAN

                                                   _____________________________
                                                   LALETA DAVIS-MATTIS
                                                   SECRETARY


                                 FIRST SCHEDULE

  The floor of the sea adjoining PEDRO BANKS which are bounded by Co-ordinates

                             North                        West
                      Degrees       Minutes        Degrees       Minutes
               1.     17            18             78            23.5
               2.     17            08             78            00
               3.     17            18             77            48
               4.     17            20             77            20
               5.     17            07             77            18
               6.     16            48             77            42
               7.     16            41.5           78            22.5

As appear on the sketch plan and on the Boundary Coordinates for the licensed area submitted in support of Application Number L13/160 dated January 5, 1999.

GENERAL CONDITIONS

1. This Licence is being granted for a period of three years beginning on the date of issue herein and shall expire on the 31st day of March in the year 2003.

2. Any member of the Natural Resources Conservation Authority or any officer of the said Authority authorized in writing by the Authority in that behalf may during the continuance of this licence make such a periodical inspections of and investigations concerning the area in respect of which this licence has been granted for the purpose of ascertaining whether the terms and conditions of this licence are being observed.

3. The licensee shall be required to submit to this Authority, two months prior to the commencement of any mobilization or recovery activities a detailed description of the manner in which search activities shall be conducted at the Pedro Banks to locate the sunken vessels.

4. The licensee shall be required to submit to this Authority, two months prior to the commencement of any mobilization or recovery activities a detailed description of the manner in which any valuable materials found shall be recovered from the floor of the sea.

5. The Licensee shall be required to submit to this Authority, two months prior to the commencement of any mobilization or recovery activities a detailed report of the steps that Admiralty Corporation shall take in order to ensure that their activities at Pedro Banks will support and maintain any valuable or sensitive naturally occurring benthic features (e.g., coral reefs and sea grass beds) that may be in close proximity to sites deemed to be important to them. This shall include measures to minimize direct physical damage to, or sedimentation of such benthic features. The report shall be supported by video recording of the activity.

6. The application, the information requested in sections 3, 4 and 5 of this licence and all accompanying documents submitted with respect to this licence shall form a part of this licence.

7. The search and recovery exercise shall be undertaken in accordance with the requested detailed plan of activities and shall not be subsequently altered without the previous written consent of the Authority.

8. There should no blasting of hard rock or coral rock or any removal of without prior written approval of the Authority.

9. Where any mitigatory measure indicated by the licensee will not be effective, or becomes impractical as a result of abnormal weather or sea conditions, work is to be suspended until the weather conditions and ocean parameters return to normality.

10. During the period of uncovering or recovery, there shall be no discharge of oil, oily waste chemicals, sewage, trade effluent, solid waste or any poisonous, noxious or polluting matter from any craft or equipment associated with the project.

11. The Licensee or its agents shall ensure that the positioning and mooring and maneuvering of vessels and recovery equipment associated with the project, the construction barge and tugboat shall not cause damage to coral reef structures at any location within the survey area.

12. In order to avoid interference to waterway users the Licensee shall notify users of the waterway, the Natural Resources Conservation Authority and the Port Authority of Jamaica of the scheduling of the activities and shall as much as it is practicable prevent obstruction to the normal waterway traffic. Such notification shall be as directed by the Port Authority of Jamaica, The Natural Resources Conservation Authority and the Port Authority of Jamaica shall be notified by facsimile of the commencement of the dredging activities. The Licensee shall employ standard navigational aids warning users of the waterway of the construction activity.

13. The Licensee shall give the authority at least two week's notice of intention to initiate search and recovery activities and a schedule of all activities, including by not limited to the daily site of salvaging operations that it is proposed will take place prior to their commencement, in order that monitoring of the operations may be conducted. The Licensee shall provide at its own expense, transportation, accommodation and food for authorized officers from the Authority to monitor the salvaging operation on such days as is indicated by the Authority.

14. All equipment and left over material and parts and any other material incidental thereto shall be dismantled and removed from the floor of the sea and from shore based temporary facilities at the completion of the exercise.

15. The Authority may in its sole discretion revoke or suspend this licence for breach of any condition herein set forth.

16. The Authority reserves the right to alter amend or introduce new conditions during the period of the licence.

17.  This licence is not transferable.

18. The Licensee shall at its own expense obtain and maintain with an insurance company, insurance covering all risks of environmental damage and clean up of the environment that may be caused by salvaging activities.